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                                                                    Exhibit 99.1

                                                         Contact: Meredith Leyva
                                                                  (202) 828-8821
                                                            leyvam@fleishman.com


COSTAR GROUP NAMES LAWRENCE J. DRESSEL AS CHIEF OPERATING OFFICER

FORMER COO OF INTEREALTY.COM TO OVERSEE COSTAR'S SALES, MARKETING, PRODUCT DEVELOPMENT, OPERATIONS AND CUSTOMER SERVICE

BETHESDA, MD - September 26, 2000 - CoStar Group, Inc. (Nasdaq: CSGP), the leading provider of Internet-based information services to the U.S. commercial real estate industry, today announced that Lawrence J. Dressel has been named Chief Operating Officer (COO).

Mr. Dressel is the former COO of Interealty.com, a leading provider of information systems, services and software applications to residential Multiple Listing Services (MLS) and more than 250,000 real estate professionals throughout the United States and Canada. He will report to CoStar CEO Andrew Florance and have responsibility for the day-to-day management of operations, product development, sales, marketing, and customer service.

"Larry brings CoStar strong leadership in product innovation and unyielding focus on customer service with a proven ability to produce results," said CoStar CEO Andrew C. Florance. "His expertise in designing and selling complex technical products, developing and marketing comprehensive real estate management systems, and managing large scale operations makes him an outstanding choice for CoStar's COO."

Mr. Dressel has extensive management experience, most recently transforming Interealty into a profitable company by increasing customer satisfaction through establishment of "best of class" management practices, greatly improving employee morale while realizing substantial cost reductions, and overseeing the rollout of six new systems and services. Mr. Dressel managed more than 400 individuals in marketing, sales, professional services, finance, publishing, customer service, development, and network services. Before joining Interealty, Mr. Dressel spent over 10 years at The Fairchild Corporation, a telecommunications firm and maker of aerospace and other technologies, where he served in a variety of roles with increasing managerial responsibility. As Senior Vice President and General Manager of Fairchild Communications, Mr. Dressel helped grow the telecommunications division from a start-up to a very profitable company with over 700 employees in 25 offices and $180 million in revenue. Dressel later played a key role in the $700 million sale of Shared Technologies Fairchild.


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Throughout his career, he has displayed strategic expertise in domestic and international business management, partnership development, strategic planning, sales and manufacturing operations in rapid growth companies. A hands-on leader, Mr. Dressel possesses a proven record of surpassing revenue and profit goals, reducing costs, and improving customer service, as well as the ability to acquire and integrate companies.

"My expertise will help CoStar deliver valued added products and services to its customers, while enhancing the day-to-day management of a true technological leader in the real estate industry," Dressel said. "Equally important, my successful experience in operational management gives me the ability to help CoStar achieve its goal of strong growth and profitability."

For a digital photo of Mr. Dressel, please contact Meredith Leyva at (202) 828-8821.

ABOUT COSTAR GROUP, INC.

Headquartered in Bethesda, MD, CoStar Group, Inc. is the leading provider of information services to the U.S. commercial real estate industry. CoStar's suite of products offers customers access to the most comprehensive, verified database of U.S. commercial real estate information in over 50 markets. The Company has over 1,000 employees and contractors nationally, including over 700 highly trained commercial real estate research professionals in 27 offices.
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This news release includes "forward-looking statements," which involve many risks and uncertainties that could cause actual results to differ materially from these statements. Important factors that could cause actual results to differ materially include, but are not limited to, those stated in CoStar's Form 10-K for the year ended December 31, 1999 and those stated in CoStar's Form S-3 filed June 16, 2000. In addition to these statements, there can be no assurance that CoStar will continue to have strong growth or reach profitability.